EXHIBIT (5) & (23)


                               December 6, 2000



Merrill Lynch & Co., Inc.
4 World Financial Center
New York, New York 10080

Gentlemen:

     As your counsel, we have examined a copy of the Restated Certificate of

Incorporation, as amended, of Merrill Lynch & Co., Inc. (hereinafter called the "Company"), certified by the Secretary of State of the State of Delaware.

We are familiar with the corporate proceedings had in connection with the proposed issuance and sale by the Company to the Underwriter named in the

Terms Agreement referred to below, pursuant to an Underwriting Agreement dated

August 5, 1998 (the "Underwriting Agreement"), between the Company and Merrill

Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), as

supplemented by the Terms Agreement dated November 30, 2000 (the "Terms

Agreement") between the Company and MLPF&S (the "Underwriter"), of 1,600,000

of the Company's Euro Currency Warrants, Expiring February 28, 2002 (the

"Warrants"). We have also examined a copy of the Warrant Agreement between the

Company and Citibank, N.A. as Warrant Agent, dated as of December 6, 2000 (the

"Warrant Agreement"), and the Company's Registration Statement on Form S-3

(File No. 333-38792) relating to the Warrants (the "Registration Statement").

     Based upon the foregoing and upon such further investigation as we deemed relevant in the premises, we are of the opinion that:

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     1. The Company has been duly incorporated under the laws of the State of

Delaware.

     2. The Warrants have been duly and validly authorized by the Company and when the Warrants have been duly executed and authenticated in accordance with the terms of the Warrant Agreement and delivered against payment therefor as set forth in the Underwriting Agreement, as supplemented by the Terms

Agreement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, moratorium, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles at equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     We consent to the filing of this opinion as an exhibit to the

Registration Statements and as an exhibit to the Current Report of the Company on Form 8-K dated December 6, 2000.

                                                           Very truly yours,

                                                           /s/ Brown & Wood LLP